SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                               Pitney Bowes Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                                       [LOGO] PITNEY BOWES
                                       NOTICE OF THE 2002
                                       ANNUAL MEETING
                                       AND
                                       PROXY STATEMENT








Pitney Bowes Inc.
World Headquarters
Stamford, Connecticut 06926-0700
(203) 356-5000

                 [LOGO] PITNEY BOWES


                 TO THE STOCKHOLDERS:




                    We will hold our 2002 annual meeting of stockholders at 9:00 a.m. on Monday, May 13, 2002 at our headquarters in Stamford, Connecticut.

                    The Notice of Meeting, Proxy Statement and proxy card accompanying this letter describe in detail the matters to be acted upon at the meeting. IF YOU ARE A REGISTERED STOCKHOLDER AND PLAN TO ATTEND THE MEETING, PLEASE DETACH AND RETAIN THE ADMISSION TICKET THAT IS ATTACHED TO THE PROXY CARD. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE AND YOU DO NOT HAVE AN ADMISSION TICKET, PLEASE BRING PROOF OF YOUR SHARE OWNERSHIP TO THE MEETING.

                    It is important that your shares be represented at the meeting. Whether or not you plan to attend, please sign, date and return your proxy card in the enclosed envelope as soon as possible. Stockholders of record also have the option of voting by telephone or Internet, as described on the proxy card.

                    We look forward to seeing you at the meeting.

                    Sincerely yours,



                    Michael J. Critelli
                    Chairman and Chief Executive Officer

                    Stamford, Connecticut
                    March 26, 2002

                 NOTICE OF MEETING:

                    The annual meeting of stockholders of Pitney Bowes Inc. will be held on May 13, 2002, at 9:00 a.m. at the company's World Headquarters, One Elmcroft Road, Stamford, Connecticut. Directions, including a map, to Pitney Bowes' World Headquarters are set forth on the back cover page of the Proxy Statement.

                        The items of business at the annual meeting are:

                        1.   Election of four directors.

                        2.   Appointment of independent accountants for 2002.

                        3.   Amendment and Restatement of the 1991 Stock Plan.

                        4. Such other matters as may properly come before the meeting, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting.

                    March 15, 2002 is the record date for the meeting.

                    This Proxy Statement and accompanying proxy card are being distributed on or about March 26, 2002.


                    Amy C. Corn
                    Corporate Secretary

[LOGO] PITNEY BOWES

PROXY STATEMENT

THE ANNUAL MEETING AND VOTING

Our Board of Directors is soliciting proxies to be used at the annual meeting of stockholders to be held on May 13, 2002, or at any adjournment or postponement of the meeting. This Proxy Statement contains information about the items being voted on at the annual meeting.


WHO IS ENTITLED TO VOTE?

Record stockholders of Pitney Bowes common stock and $2.12 preference stock at the close of business on March 15, 2002 (the record date) can vote at the meeting. As of the record date, 241,347,282 shares of Pitney Bowes common stock and 57,462 shares of $2.12 preference stock were issued and outstanding. Each stockholder has one vote for each share of common stock owned as of the record date, and 16.53 votes for each share of $2.12 preference stock owned as of the record date.


HOW DO I VOTE?

You may choose one of three methods. You may vote on-line via the Internet. If you have access to the Internet, we encourage you to vote at the following Web address: www.eproxyvote.com/pbi. You may instead vote by telephone (1-877-PRX-VOTE) or by completing and mailing the enclosed proxy card.


MAY I CHANGE MY VOTE?

You may revoke your proxy at any time before it is voted at the meeting in several ways. You may send in a revised proxy dated later than the first; or you may vote in person at the meeting; or you may notify the corporate secretary in writing prior to the meeting that you have revoked your proxy.


WHAT CONSTITUTES A QUORUM?

A majority of the outstanding shares entitled to vote, present in person or represented by proxy, constitutes a quorum. If you vote by Internet, telephone or proxy card, you will be considered part of the quorum. Abstentions, broker non-votes and votes withheld from director nominees are included in the count to determine a quorum. If a quorum is present, director candidates receiving the highest number of votes will be elected. Proposals 2 and 3 will be approved if a majority of the votes cast by the stockholders are voted in favor.


WHAT IS THE EFFECT OF BROKER NON-VOTES?

Under New York Stock Exchange rules, if your broker holds your shares in its "street" name, the broker may vote your shares on the agenda items even if it does not receive instructions from you.

If your broker DOES NOT vote on one or more agenda items, the effect would be as follows:

Election of Directors. Broker non-votes have no effect because only a plurality of the votes cast is required to elect a director.

Proposals 2 and 3. Broker non-votes would not be counted either for or against these items, and would therefore have no effect.


HOW DO DIVIDEND REINVESTMENT PLAN PARTICIPANTS OR EMPLOYEES WITH SHARES IN THE 401(K) PLAN VOTE BY PROXY?

If you are a stockholder of record and participate in the company's Dividend Reinvestment Plan, or employee 401(k) plan, you will receive a proxy card with instructions on the three different ways available to you to vote your shares (through the mail, over the telephone, or over the Internet).

Shares held in the company's 401(k) plan are voted by the plan trustee in accordance with voting instructions received from plan participants using the enclosed proxy card. The plan directs the trustee to vote shares for which no instructions are received in the same proportion (for, against, abstain or withheld) indicated by the voting instructions given by participants in the plan.


WHO WILL COUNT THE VOTES?

EquiServe Trust Company, N.A. (EquiServe) will tabulate the votes and act as Inspector of Election.


MULTIPLE COPIES OF ANNUAL REPORT TO STOCKHOLDERS

Our 2001 Annual Report has been mailed to stockholders. If more than one copy of the Annual Report is sent to your address, we will discontinue the mailing of reports on the accounts you select if you mark the designated box on the appropriate proxy card(s), or follow the prompts when you vote if you are a stockholder of record voting by telephone or Internet.

At least one account must continue to receive the Annual Report, unless you elect to view future Annual Reports over the Internet. Mailing of dividends, stockholder investment statements and proxy materials will not be affected by your election to discontinue future duplicate mailings of the Annual Report. To discontinue or resume the mailing of an Annual Report to an account, call our transfer agent, EquiServe, at the special Pitney Bowes toll free number, 1-800-648-8170.

If you own shares of common stock through a bank, broker or other nominee and receive more than one Pitney Bowes Annual Report, contact the holder of record to eliminate duplicate mailings.


STOCKHOLDER PROPOSALS FOR 2003
ANNUAL MEETING

If a stockholder wants to submit a proposal for inclusion in the company's proxy material for the 2003 annual meeting, which is scheduled to be held on Monday, May 12, 2003, it must be received by the corporate secretary by November 26, 2002. Also, under our By-laws, a stockholder can present other business at an annual meeting, including the nomination of candidates for director, only if written notice of the business or candidates is received by the corporate secretary by February 11, 2003. There are other procedural requirements in the By-laws pertaining to stockholder proposals and director nominations. Any stockholder may obtain a copy of the By-laws without charge by writing to the corporate secretary.

WHICH STOCKHOLDERS OWN AT LEAST 5% OF PITNEY BOWES?

The only persons or groups known to the company to be the beneficial owners of more than five percent of any class of the company's voting securities are reflected in the chart below. The following information is based solely upon
Schedule 13G filed by the entities shown with the Securities and Exchange Commission as of the dates appearing below.

--------------------------------------------------------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNERSHIP   AMOUNT AND NATURE OF       PERCENT OF
                                           BENEFICIAL OWNERSHIP          CLASS
--------------------------------------------------------------------------------
Capital Research and Management Company       24,874,200(a)             10.2%
333 South Hope Street
Los Angeles, CA 90071
--------------------------------------------------------------------------------
Barclays Global Investors, N.A.               13,720,559(b)             5.67%
45 Fremont Street
San Francisco, CA 94015
--------------------------------------------------------------------------------

(a) As of December 31, 2001, Capital Research and Management Company, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, had sole investment power and no voting power with respect to such shares.

(b) As of December 31, 2001, Barclays Global Investors, N.A., together with various affiliates, had sole investment power with respect to such shares, and sole voting power with respect to 13,253,675 of such shares. Additional information may be obtained from the Schedule 13G filed on February 14, 2002 by Barclays Global Investors, N.A. and certain of its affiliates.


HOW MUCH STOCK IS OWNED BY DIRECTORS AND EXECUTIVE OFFICERS?

The following table shows beneficial ownership of Pitney Bowes common stock by directors and executive officers as of March 1, 2002. The six named executive officers are the Chief Executive Officer and the five officers who were the highest paid in 2001. The directors and executive officers as a group (24 persons) are beneficial owners of less than 1% of the company's common stock and $2.12 preference stock.

--------------------------------------------------------------------------------
                               SECURITY OWNERSHIP

                                                       SHARES          OPTIONS
TITLE OF                                              DEEMED TO      EXERCISABLE
CLASS OF                                           BE BENEFICIALLY     WITHIN
 STOCK            NAME OF BENEFICIAL OWNER          OWNED(a)(b)(c)    60 DAYS(d)
 ------      -----------------------------------   ---------------   -----------
 Common      Linda G. Alvarado                           14,005             --
 Common      Colin G. Campbell                           13,800             --
 Common      Jessica P. Einhorn                           4,613             --
 Common      Ernie Green                                  8,239          3,041
 Common      Herbert L. Henkel                            5,413             --
 Common      James H. Keyes                               6,600             --
 Common      John S. McFarlane                            3,940             --
 Common      Eduardo R. Menasce                           1,192             --
 Common      Michael I. Roth                             13,800          2,527
 Common      David L. Shedlarz                            3,492             --
 Common      Robert E. Weissman                           2,992             --
 Common      Michael J. Critelli                        275,053        570,424
 Common      Murray D. Martin                            25,915        209,269
 Common      Matthew S. Kissner                          13,781        199,867
 Common      Karen M. Garrison                            6,944         51,186
 Common      Bruce P. Nolop                              30,000         62,395
 Common      Marc C. Breslawsky*                        130,807        664,283
 ------      ------------------------------------       -------      ---------
 COMMON      ALL EXECUTIVE OFFICERS AND DIRECTORS       704,967      2,425,522
                 AS A GROUP (24)

----------
(a) The holdings shown for Mr. Campbell include 800 shares required to be reported as beneficially owned although beneficial ownership of those shares has been disclaimed.

(b) The shares beneficially owned by any director or executive officer, or by all directors and executive officers as a group, represent in each case less than one percent of the class.

(c) Includes shares that are held indirectly through the Pitney Bowes Inc. 401(k) Plan and its related excess plan.

(d) The director or executive officer has the right to acquire beneficial ownership of this number of shares within 60 days of the record date for the annual meeting (March 15, 2002) by exercising outstanding stock options.

* Mr. Breslawsky resigned as President and Chief Operating Officer of Pitney Bowes Inc. on August 16, 2001. He ceased his employment at Pitney Bowes as of December 3, 2001 to become Chairman and Chief Executive Officer of Imagistics International Inc.
--------------------------------------------------------------------------------

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors and persons who are considered "officers" of the company for purposes of Section 16(a) of the Securities Exchange Act of 1934 and greater than ten percent stockholders ("Reporting Persons") are required to file reports with the Securities and Exchange Commission showing their holdings of and transactions in the company's securities. It is generally the practice of the company to file the forms on behalf of its Reporting Persons who are directors or officers. The company believes that all such forms have been timely filed for 2001.

STOCK PERFORMANCE GRAPH

The following graph compares the most recent five-year performance of Pitney Bowes common stock with the Standard & Poor's ("S&P(R)") 500 Composite Index, and two peer group indices at December 31, 2001, over the same five-year period.

The company has modified its peer group index (the "New Peer Group") to exclude ProQuest Company (formerly known as Bell & Howell). During 2001, ProQuest sold its international mail and messaging technologies business to Pitney Bowes. ProQuest also sold to other third parties its Imaging business and its North American mail and messaging business. As a result, ProQuest is now primarily focused on providing information content to schools and libraries, as well as to the automotive and powersports industries. Therefore, ProQuest no longer provides a meaningful business comparison to Pitney Bowes. Due to its relatively small market capitalization, the elimination of ProQuest from the Peer Group calculation has virtually no impact on the combined returns of the New Peer Group as compared with the Old Peer Group.

The New Peer Group is comprised of the following companies: Automatic Data Processing, Inc. (ADP), Bowne & Company, Diebold, Inc., DST Systems, Inc., Hewlett-Packard Company, Ikon Office Solutions, Inc., Lexmark International Inc., Moore Corporation LTD., Pitney Bowes Inc., The Reynolds and Reynolds Company, and Xerox Corporation.

Total return for each of the Old Peer Group, the New Peer Group and the S&P 500 Composite Index is based on market capitalization, weighted for each year.

All information shown below is based upon data provided to the company by three separate independent organizations, all of which have been licensed by Standard & Poor's Corporation to use its official total return calculation.

The graph shows that on a total return basis, assuming reinvestment of all dividends, $100 invested in the company's common stock on December 31, 1996 would have grown to $158 by December 31, 2001. By comparison, $100 invested in the S&P 500 Composite Index would have grown to $166 by December 31, 2001. An investment of $100 in the Old Peer Group in 1996 would have been worth $132 on December 31, 2001. An investment of $100 in the New Peer Group in 1996 would have been worth $131 on December 31, 2001.

        [The table below represents a line graph  in the printed report.]

                              [PLOT POINTS TO COME]

             Pitney Bowes     S&P 500   New Peer Group   Old Peer Group
             ------------     -------   --------------   --------------
1996            100             100         100                 100
1997            168             133         128                 128
1998            251             171         161                 161
1999            187             208         194                 193
2000            132             189         148                 149
2001            158             166         131                 132

PROPOSAL 1: ELECTION OF DIRECTORS

The board of directors has twelve members. The board is divided into three classes whose terms of office end in successive years.

Ms. Alvarado, Mr. Green, and Mr. McFarlane were elected last year to three-year terms expiring in 2004. Mr. Campbell, Ms. Einhorn, and Mr. Keyes were elected in 2000 to terms expiring in 2003.

As previously announced by the company, effective September 1, 2001, the Governance Committee (consisting of four non-employee directors whose names are set forth on page 10) recommended, and the board approved, increasing the number of directors by three, to a total of twelve, and electing Eduardo R. Menasce, David L. Shedlarz, and Robert E. Weissman to the board. In compliance with the requirement contained in the company's Restated Certificate of Incorporation and in its By-laws that the classes of directors be as near to equal in number as possible, each of the new directors was elected to the class of directors whose terms expire as follows: Mr. Menasce, 2004; Mr. Shedlarz, 2003; and Mr. Weissman, 2002.

The Governance Committee recommended to the board of directors, and the board approved, the nomination of Mr. Critelli, Mr. Henkel, Mr. Roth and Mr. Weissman for election at this meeting to three-year terms expiring at the 2005 Annual Meeting.

Information about each nominee for director and each incumbent director, including the nominee's or incumbent's age as of March 1, 2002, is set forth below. Unless otherwise indicated, each nominee or incumbent has held his or her present position for at least five years.

Should you choose not to vote for a nominee, you may list on the proxy the name of the nominee for whom you choose not to vote and mark your proxy under Proposal No. 1 for all other nominees, or vote your shares by telephone or the Internet as described on the proxy voting instruction card. Should any nominee become unable to accept nomination or election as a director (which is not now anticipated), the persons named in the enclosed proxy will vote for such substitute nominee as may be selected by the board of directors, unless the size of the board is reduced.

NOMINEES FOR ELECTION TO TERMS EXPIRING AT THE 2005 ANNUAL MEETING

[PHOTO OMITTED]

MICHAEL J. CRITELLI, 53, chairman and chief executive officer of Pitney Bowes Inc. Director since 1994. (Also a director of Eaton Corporation and Imagistics International Inc.)

[PHOTO OMITTED]

HERBERT L. HENKEL, 53, chairman, president and chief executive officer of Ingersoll-Rand Company, a manufacturer of industrial products and components. Formerly president and chief operating officer of Ingersoll-Rand Company, 1999, president and chief operating officer of Textron Inc., 1999, executive vice president and chief operating officer, 1998-1999, Textron Inc., and president of Textron Industrial Products, 1995-1998. Director since 1999. (Also a director of Ingersoll-Rand Company.)

[PHOTO OMITTED]

MICHAEL I. ROTH, 56, chairman and chief executive officer of The MONY Group Inc. (formerly Mutual of New York). Director since 1995. (Also a director of The MONY Group and Interpublic Group of Companies Inc.)

[PHOTO OMITTED]

ROBERT E. WEISSMAN, 61, retired chairman, IMS Health Incorporated, a leading provider of information solutions to the pharmaceutical and healthcare industries. Formerly chairman and chief executive officer, IMS Health Incorporated, 1997-1999, and chairman and chief executive officer, Cognizant Corporation, 1996-1997. Director since 2001. (Also director of Cognizant Technology Solutions and State Street Corporation.)

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE AT THE 2004 ANNUAL MEETING

[PHOTO OMITTED]

LINDA G. ALVARADO, 50, president of Alvarado Construction, Inc., a Denver-based commercial and industrial general contractor. Director since 1992. (Also a director of Lennox International, Inc., Minnesota Mining and Manufacturing Company, The Pepsi Bottling Group Inc., and Qwest Communications International, Inc.)

[PHOTO OMITTED]

ERNIE GREEN, 63, president of Ernie Green Industries, Inc., a manufacturer of automotive components. Director since 1997. (Also a director of Dayton Power & Light, Inc. and Eaton Corporation.)

[PHOTO OMITTED]

JOHN S. MCFARLANE, 53, president and chief executive officer of Nexsi Systems Corporation, a provider of high-performance network infrastructure solutions. Formerly president, Network Service Provider Division, Sun Microsystems, Inc., 1999-2001, president of Sun's Solaris Software Division, 1998-1999, vice president of Solaris and Network Software, 1997, and vice president, Broadband Networks of Nortel Networks, 1990-1997. Director since 2000. (Also a director of Resonate Inc.)

[PHOTO OMITTED]

EDUARDO R. MENASCE, 56, president, Enterprise Solutions Group, Verizon Communications Inc. Formerly, president and chief executive officer, CTI MOVIL S.A. (Argentina), a unit of GTE Corporation, 1996-2000. Director since 2001.


INCUMBENT DIRECTORS WHOSE TERMS EXPIRE AT THE 2003 ANNUAL MEETING

[PHOTO OMITTED]

COLIN G. CAMPBELL, 66, chairman and president of The Colonial Williamsburg Foundation. Formerly president of Rockefeller Brothers Fund, 1988-2000. Director since 1977. (Also director of Sysco Corporation, Rockefeller Financial Services, and Sun Trust Bank--Mid-Atlantic.)

[PHOTO OMITTED]

JESSICA P. EINHORN, 54, consultant with Clark & Weinstock (a firm specializing in strategic communication and public affairs consulting). Formerly Visiting Fellow, 1998-1999, at the International Monetary Fund, and Managing Director for Finance and Resource Mobilization, 1996-1998, and vice president and treasurer, 1992-1996, with The World Bank. Director since 1999. (Also a director of Bankers Trust Corporation and Bankers Trust Company.)

[PHOTO OMITTED]

JAMES H. KEYES, 61, chairman and chief executive officer of Johnson Controls, Inc., a supplier of automotive systems and facility management and control. Director since 1998. (Also a director of LSI Logic Corporation and Federal Reserve Bank of Chicago.)

[PHOTO OMITTED]

DAVID L. SHEDLARZ, 53, executive vice president and chief financial officer of Pfizer Inc.; formerly senior vice president and chief financial officer of Pfizer Inc., 1997-1999. Director since 2001.

COMMITTEES OF THE BOARD OF DIRECTORS

The board met seven times in 2001 and each director attended at least 75 percent of the total number of board meetings and meetings held by the board committees on which he or she served during 2001.

Members of the board serve on one or more of the seven committees described below. Except for Mr. Critelli, who is a member of the Executive Committee, directors who are also employees of the company do not serve on board committees.

The AUDIT COMMITTEE, which met four times in 2001, monitors the financial reporting standards and practices of the company and the company's internal financial controls to ensure compliance with the policies and objectives established by the board of directors. The committee recommends to the board for stockholder approval an independent accounting firm to conduct the annual audit, and discusses with the company's independent accountants the scope of their examinations, with particular attention to areas where either the committee or the independent accountants believe special emphasis should be directed. The committee reviews the annual financial statements and independent accountants' report, invites the accountants' recommendations on internal controls and on other matters, and reviews the evaluation given and corrective action taken by management. It reviews the independence of the accountants and their fees. It also reviews the company's internal accounting controls and the scope and results of the company's internal auditing activities, and submits reports and proposals on these matters to the board. Members are Michael I. Roth (Chair), Ernie Green, Herbert L. Henkel, James H. Keyes, and David L. Shedlarz.

The CORPORATE RESPONSIBILITY COMMITTEE, which met three times in 2001, oversees the company's law and ethics compliance programs, and monitors the company's policies and programs concerning stockholders, customers, employees, and the communities in which the company operates. The policies and programs that the committee monitors include employee relations, investor relations, environmental protection, postal and governmental relations, employee safety and product safety. Members are Linda G. Alvarado (Chair), Colin G. Campbell, Jessica P. Einhorn, John S. McFarlane, and Eduardo R. Menasce.

The E-COMMERCE AND TECHNOLOGY COMMITTEE, which met four times in 2001, monitors the company's programs for electronic commerce-based product offerings and its technology development and partnering initiatives. The committee also reviews these programs in the context of the company's long-term strategic planning in both new and existing businesses and markets. Members are Ernie Green (Chair), Jessica P. Einhorn, James H. Keyes, John S. McFarlane, and Robert E. Weissman.

The EXECUTIVE COMMITTEE, which met seven times in 2001, can act, to the extent permitted by Delaware corporation law and the company's Restated Certificate of Incorporation and its By-laws, on all matters concerning management of the business which may arise between scheduled board of directors meetings, unless otherwise limited by the committee's charter. Members are Michael J. Critelli (Chair), Colin G. Campbell, Herbert L. Henkel, and Michael I. Roth.

The EXECUTIVE COMPENSATION COMMITTEE, which met seven times in 2001, oversees the company's executive compensation program, including establishing the company's executive compensation policies and undertaking an annual review of all components of compensation to ensure that the company's objectives are appropriately achieved. The committee is also responsible for certain administrative aspects of the company's compensation plans (see "Executive Officer Compensation" beginning on page 11) and the 1996 Pitney Bowes Employee Stock Purchase Plan, as amended and restated, and recommends changes in such plans. It also recommends performance targets, and grants, or recommends for grant, incentives in the forms permitted under the Pitney Bowes Key Employees' Incentive Plan, and grants, or recommends for grant, incentives under the Pitney Bowes 1991 Stock Plan. Grants to certain Key Executives, as described on page 16, are recommended by the Executive Compensation Committee and approved by the independent directors of the board. Members are James H. Keyes (Chair), Linda G. Alvarado, Colin G. Campbell, and Herbert L. Henkel.

The FINANCE COMMITTEE, which met four times in 2001, reviews the company's financial condition and evaluates significant financial policies, oversees the company's retirement plans, advises management and recommends financial action to the board. The committee's duties include monitoring the company's current and projected financial condition and reviewing and approving major investment decisions, and oversight of the financial operations of the company's retirement, savings, and post-retirement benefit plans and retirement funds to ensure that plan liabilities are adequately funded and plan assets are prudently managed. The committee recommends for approval by the board the establishment of new plans and any amendments that materially affect cost, benefit coverages, or liabilities of the plans. Members are Herbert L. Henkel (Chair), Jessica P. Einhorn, John S. McFarlane, and Michael I. Roth.

The GOVERNANCE COMMITTEE, which met six times in 2001, recommends nominees for election to the board of directors, recommends membership and duties of the board committees, reviews executives' potential for growth, and, with the chief executive officer, is responsible for succession planning and ensuring management continuity. The committee reviews and evaluates the effectiveness of corporate administration and its governing documents, and reviews and monitors company programs and policies relating to directors. Members are Colin G. Campbell (Chair), Linda G. Alvarado, John S. McFarlane, and Michael I. Roth.


DIRECTORS' COMPENSATION

DIRECTORS' FEES. Each director who is not an employee of the company receives an annual fee of $33,000 and a meeting fee of $1,100 for each board and committee meeting attended. Committee chairs receive an additional $600 for each committee meeting that they chair. Directors who are employees of the company receive no additional compensation for serving as a director of the company. All directors are reimbursed for their out-of-pocket expenses incurred in attending board and committee meetings.

DIRECTORS' STOCK PLAN. Under the Directors' Stock Plan, each director who is not an employee of the company receives an annual award of 1,400 shares of restricted stock. The shares carry full voting and dividend rights but, unless certain conditions are met, may not be transferred or alienated until the later of (1) termination of service as a director, or, if earlier, the date of a change of control, or (2) the expiration of the six-month period following the grant of such shares. The Directors' Stock Plan permits certain dispositions of stock granted under the restricted stock program provided that the director effecting the disposition had accumulated and will retain common stock equal to a minimum $350,000 in market value. Permitted dispositions are limited to (i) transfer to a family member or family trust or partnership, and (ii) donations to charity after the expiration of six months from date of grant. The original restrictions would continue to apply to the donee except that a charitable donee would not be bound by the restriction relating to termination of service from the board.

Since the approval of the Directors' Stock Plan by stockholders in 1991, the common stock of the company has twice undergone a two-for-one split, in 1992 and 1997, respectively. In addition, the annual grant was increased in 1997 in connection with the discontinuation of the Directors' Retirement Plan, as described below. On May 14, 2001, an aggregate of 11,200 restricted shares was awarded, with each of the eight non-employee directors then serving receiving 1,400 shares of restricted common stock. Upon the effective date of their election to the board of directors, Mr. Menasce, Mr. Shedlarz and Mr. Weissman each received a grant of restricted stock prorated to reflect the number of months of service as a director for the twelve-month period ending May 13, 2002. Each of them was granted 992 shares of restricted common stock as of September 2, 2001. Ownership of shares granted under the Directors' Stock Plan is reflected in the table on page 5 showing security ownership of executive officers and directors.

DIRECTORS' DEFERRED INCENTIVE SAVINGS PLAN. The company maintains a Directors' Deferred Incentive Savings Plan under which directors may defer all or part of the cash portion of their compensation. Deferred amounts will be notionally "invested" in any combination of several institutional investment funds, or may be used to invest in options to purchase common stock of the company. The number of options granted is calculated by dividing the cash amount deferred by the individual director by the fair market value of the shares on the date of the option grant, and multiplying that quotient by two.

Stock options selected by directors as an investment vehicle for deferred compensation are granted through the Directors' Stock Plan. The Directors' Stock Plan permits the exercise of stock options granted after October 11, 1999 during the full remaining term of the option by directors who have terminated service on the Board provided that service on the Board is terminated (i) after ten years of service on the Board, or (ii) due to director's death or disability, or
(iii) due to the director having attained mandatory directors' retirement age. The Directors' Stock Plan also permits the donation of vested stock options, regardless of date of grant, to family members and family trusts or partnerships.

DIRECTORS' RETIREMENT PLAN. The company's Directors' Retirement Plan was discontinued and benefits previously earned by directors were frozen as of May 12, 1997. Under this plan, there is no benefit paid to a director who served for less than five years as of May 12, 1997. A director who had met the five-year minimum vesting requirement as of May 12, 1997 will receive an annual retirement benefit calculated as 50 percent of the director's retainer in effect as of May 12, 1997, and a director with more than five years of service at retirement will receive an additional 10 percent of such retainer for each year of service over five, to a maximum of 100 percent of such retainer for ten or more years of service. The annual retainer fee in effect as of May 12, 1997 was $30,000. The annual retirement benefit is paid for life to a director who (i) leaves the board at or after age 60, or (ii) leaves the board prior to age 60 but defers commencement of receipt of benefits until age 60. A director who leaves the board and who elects receipt of benefits before age 60 will receive the annual retirement benefit only during a period equal to the number of years that the director had served on the board as of May 12, 1997.


EXECUTIVE OFFICER COMPENSATION

The Executive Compensation Committee (the "Committee"), which is composed of four indepen-dent (non-employee) directors, oversees the com-pany's executive compensation programs and establishes its executive compensation policies. (A description of the Committee's duties appears on page 9.) The Committee reports on executive com-pensation to all of the independent directors of the board (the "Independent Directors") and makes rec-ommendations to the Independent Directors regard-ing specific executive officer compensation matters with respect to which the Independent Directors have final approval. (See "Report on Executive Compensation" beginning on page 15.)

SUMMARY COMPENSATION TABLE. The following table (Table I) shows all compensation paid or granted, during or with respect to the 2001 fiscal year and the two previous fiscal years, to the chief executive officer and to the five other highest paid executive officers for services rendered to the company and its subsidiaries during 2001. Although Mr. Breslawsky was not an executive officer of the company at the end of 2001, the proxy rules require that he be included as a Named Executive Officer for purposes of Tables I through IV due to the level of his compensation earned from the company during 2001. (Persons in this group are referred to herein individually as a "Named Executive Officer" and collectively as the "Named Executive Officers," and, unless otherwise noted, the titles listed are the titles held as of the end of the 2001 fiscal year.)

                                     TABLE I
                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                        ANNUAL COMPENSATION              COMPENSATION
                                                 ---------------------------------   --------------------
                                                                                     GRANTS       PAYOUTS
                                                                                     ------      --------
                                                                                                 LONG-TERM
                                                                                                 INCENTIVE
                                                            ANNUAL    OTHER ANNUAL                 PLAN      ALL OTHER
                                                 SALARY    INCENTIVE  COMPENSATION    STOCK       PAYOUTS  COMPENSATION
                                                   ($)        ($)        ($)(1)      OPTIONS      ($)(3)      ($)(4)
      NAME AND PRINCIPAL POSITION        YEAR     (000)      (000)        (000)      (#)(2)        (000)       (000)
   ---------------------------------     ----   ---------  --------   -------------  -------    ----------  -----------
Michael J. Critelli ....................  01      925.0    1,065.0         --         51,235     1,400.0       91.3
Chairman and Chief Executive              00      919.0      600.0         --        409,880       873.4       80.3
  Officer                                 99      845.8      930.5         --        153,705     1,185.0      100.7

Murray D. Martin .......................  01      575.0      540.0         --        107,594       520.0       61.3
Executive Vice President and              00      425.8      361.9         --        110,667       349.4       31.7
  Group President, Global                 99      378.3      381.7        54.3        36,889       414.8       47.9
  Mailing Systems                                                          --

Matthew S. Kissner .....................  01      525.0      400.0         --        122,965       520.0       56.7
Executive Vice President, Group           00      425.1      294.7         --        110,667       349.4       40.8
  President and Chief                     99      368.1      311.4         --         45,578       444.4       58.6
  Development Officer

Karen M. Garrison ......................  01      419.2      390.0         --         24,593          --       40.5
Executive Vice President and              00      293.8      205.6         --         73,778          --       33.2
Group President, Pitney Bowes             99      211.2      105.0         --         12,297          --       10.0
Business Services                                                          --

Bruce P. Nolop .........................  01      436.6      368.0         --             --          --       57.4
Executive Vice President and              00      391.7      272.0         --        148,889          --       29.2
  Chief Financial Officer                 99         --         --         --             --          --         --

Marc C. Breslawsky .....................  01      761.7      685.6         --             --     1,215.3       81.6
Formerly, President and Chief             00      820.4      525.0         --        375,000       806.3       76.5
  Operating Officer(5)                    99      766.2      766.3         --        125,000    1,086.30       78.9

----------
(1) Included company-paid spousal travel costs of $26,782 and amounts reimbursed during 1999 for related taxes of $22,404.

(2) The number of stock options has been adjusted to reflect the spin-off of Imagistics International Inc. ("Imagistics") formerly a subsidiary of Pitney Bowes Inc.

(3) The value shown for 2001 is the value of the payout of Cash Incentive Units ("CIUs") granted during 1999 to each of the Named Executive Officers. Payout under the CIUs was based on the magnitude of achievement against the financial performance criteria over the three-year period ending December 31, 2001. (See footnote 1 to Table IV on page 15.)

(4) Amounts shown for 2001 include, respectively, contributions to the Pitney Bowes 401(k) Plan (a tax-qualified plan under Internal Revenue Code Section 401(k)) and the Pitney Bowes Restoration Plan (a non-qualified deferred compensation matching program), and an allowance for financial counseling, including income taxes payable with respect to such allowance, for each of the Named Executive Officers as follows: Mr. Critelli, $8,670, $69,105, and $13,526; Mr. Martin, $8,670, $39,112 and $13,526; Mr. Kissner, $9,350,
     $35,635, and $11,686; Ms. Garrison, $9,350, $10,522, and $20,595; Mr.
     Nolop, $8,670, $27,472 and $21,251; and Mr. Breslawsky, $8,670, $56,952,
     and $16,027.

(5) On December 3, 2001, Imagistics International Inc. ("Imagistics") was spun off from Pitney Bowes Inc. as an independent, publicly traded company. Mr. Breslawsky resigned as President and Chief Operating Officer of Pitney Bowes Inc. on August 16, 2001. He resigned as an employee of Pitney Bowes Inc. as of December 2, 2001 to become Chairman and Chief Executive Officer of Imagistics. The 2001 salary shown reflects amounts paid with respect to the period ended December 2, 2001.

Shown in Table II below is information regarding options granted in 2001 to the Named Executive Officers.

--------------------------------------------------------------------------------
                                    TABLE II

                           STOCK OPTION GRANTS IN 2001

                                                                                          NET POTENTIAL
                                                                                       REALIZABLE VALUE AT
                                                                                      ASSUMED ANNUAL RATES
                                                                                         OF STOCK PRICE
                                           PERCENTAGE OF                                 APPRECIATION FOR
                                  OPTIONS  TOTAL OPTIONS                                 OPTION TERM(3)
                                  GRANTED   GRANTED TO   EXERCISE OR                  --------------------
                                  IN 2001    EMPLOYEES   BASE PRICE                     5% ($)     10% ($)
       NAME                       (#)(1)      IN 2001   ($/SHARE)(2)  EXPIRATION DATE    (000)      (000)
-----------------------------     -------  ------------  -----------  --------------- ---------    -------
Michael J. Critelli .........     51,235        2.63%      34.1074     Feb. 11, 2011     1,099       2,785
Murray D. Martin ............    107,594        5.52%      34.1074     Feb. 11, 2011     2,308       5,849
Matthew S. Kissner ..........    122,965        6.31%      34.1074     Feb. 11, 2011     2,638       6,684
Karen M. Garrison ...........     24,593        1.26%      34.1074     Feb. 11, 2011       528       1,337
Bruce P. Nolop ..............     15,544        0.80%      34.1074     Feb. 11, 2011       333         845
Marc C. Breslawsky ..........         --         --             --          --              --          --

----------
(1) The number of shares subject to the options has been adjusted to reflect the December 3, 2001 spin-off of Imagistics. The 15,544 options granted to Mr. Nolop as a result of his investment election under the Deferred Incentive Savings Plan (the "DISP") all become exercisable three years after the date of grant. The expiration date for options granted in connection with the DISP is based on the deferral period elected by the executive.

(2) The exercise price for each option equals the market price of a share of the company's common stock on the date of grant, adjusted to reflect the spin-off of Imagistics. Except for options granted in connection with the DISP, all options become exercisable in installments over a three-year period: one-third after the first year, an additional one-third after the second year, and the remaining one-third after the third year.

(3) The 5 and 10 percent growth rates, which are specified by the Securities and Exchange Commission, illustrate that the potential future value of the options to the Named Executive Officer is linked directly to the future growth of the price of the company's common stock. Because the exercise price for options granted equaled the market price of the common stock on the date of grant, no gain to the Named Executive Officer is possible without an increase in the stock price, which would benefit the company's stockholders as a whole. The 5 and 10 percent growth rates are intended for illustration only and are not intended to be predictive of future growth; the actual value, if any, that may be realized by any Named Executive Officer will depend on the market price of the common stock on the date of exercise.

--------------------------------------------------------------------------------

Shown in Table III below is information regarding the exercise of options in 2001 by the Named Executive Officers and information regarding their total outstanding options as of December 31, 2001.

--------------------------------------------------------------------------------

                                    TABLE III

            OPTIONS EXERCISED IN 2001 AND 2001 YEAR-END OPTION VALUES

                                                                NUMBER OF
                               SHARES                     SECURITIES UNDERLYING            NET VALUE OF
                              ACQUIRED       NET VALUE     UNEXERCISED OPTIONS       UNEXERCISED IN-THE-MONEY
                             ON EXERCISE     REALIZED      AT YEAR-END (#)(1)       OPTIONS AT YEAR-END ($)(2)
                                                        --------------------------  ---------------------------
          NAME                   (#)            ($)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
--------------------------   -----------     ---------  -----------  -------------  -----------   -------------
Michael J. Critelli             10,934        113,235     416,633       461,115       1,075,732      2,899,214
Murray D. Martin                    --             --     149,811       218,260         628,285      1,160,145
Matthew S. Kissner                  --             --     133,726       238,606         272,012      1,213,983
Karen M. Garrison                   --             --      28,283        94,272          33,216        608,337
Bruce P. Nolop                      --             --      25,038       139,395              --        837,731
Marc C. Breslawsky              16,400        339,469     539,200       375,000       4,418,636      2,654,200

----------
(1) These columns show the aggregate totals of options granted during the period 1992 through 2001. The number of shares subject to the options has been adjusted to reflect the two-for-one stock splits effected in 1992 and 1997, and the spin-off of Imagistics. Except for options granted in connection with the DISP, all options granted prior to 1993 become exercisable in installments over a three-year period, 25 percent after the first year, an additional 25 percent after the second year, and the remaining 50 percent after the third year. With the exception of the October 2000 grant, options granted during and after 1993 become exercisable one-third after the first year, an additional one-third after the second year, and the remaining one-third after the third year. The options granted in October 2000 vest over a four-year period, with one-sixth of the options vesting in 2002, one-third in 2003, one-third in 2004, and the remaining one-sixth in 2005.

(2) These values are based on $37.61 per share, the market price of a share of common stock as of December 31, 2001, net of exercise prices, which range from $15.0043 to $35.0406 per share (adjusted to reflect the 1992 and 1997 stock splits and the 2001 spin-off of Imagistics). In all cases, the exercise price equaled the market price of a share at the date of grant.

--------------------------------------------------------------------------------

Table IV, which follows, shows detailed information regarding long-term incentives (other than options) granted under the Key Employees' Incentive Plan in 2001. Long-term incentives are contingent upon the attainment of one or more specified performance objectives. Specified payments, if any, under the terms of these incentives are paid only to the extent that the stated performance objectives are achieved.

In 2001, a committee of the board of directors, consisting solely of all non-employee directors, granted Cash Incentive Units ("CIUs") as long-term incentives. CIUs represent a defeasible right to receive cash, the receipt and amount of which are contingent upon the extent to which specified performance objectives are attained during the related three-year period.

                                    TABLE IV

                         2001 LONG-TERM INCENTIVE GRANTS

                                                                               ESTIMATED FUTURE PAYOUTS
                                                                    ---------------------------------------------
                                              PERFORMANCE OR OTHER  THRESHOLD          TARGET            MAXIMUM
                               NUMBER OF          PERIOD UNTIL      ---------        ----------         ---------
                            CASH INCENTIVE        MATURATION OR      CIU ($)           CIU ($)           CIU ($)
        NAME                   UNITS (1)           PAYOUT (1)         (000)             (000)             (000)
-------------------------   --------------    --------------------  ---------        ----------         ---------
Michael J. Critelli ......      800,000       December 31, 2003       6.0                800             1,600
Murray D. Martin .........      450,000       December 31, 2003       3.4                450               900
Matthew S. Kissner .......      450,000       December 31, 2003       3.4                450               900
Karen M. Garrison ........      260,000       December 31, 2003       2.0                260               520
Bruce P. Nolop ...........      260,000       December 31, 2003       2.0                260               520
Marc C. Breslawsky .......      625,000(2)    December 31, 2003       4.7                625             1,250

----------

(1) CIUs granted under the Key Employees' Incentive Plan ("KEIP") represent a defeasible right to receive cash payments if certain objective corporate performance criteria are achieved over the three-year period ending December 31, 2003. CIUs that will mature on December 31, 2003 will pay $0/CIU if the threshold performance levels are not met. The CIUs will have a value of $.0075 to $2.00 per unit if the threshold earnings per share and adjusted free cash flow performance criteria are met or exceeded, depending on the actual magnitude of achievement.

(2) Any payout with respect to the CIUs granted to Mr. Breslawsky will be prorated to reflect the portion of the three year CIU cycle during which he was employed by Pitney Bowes Inc.

--------------------------------------------------------------------------------


REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

The Executive Compensation Committee (the "Committee"), consisting of four Independent Directors, is responsible for the company's executive compensation policies and programs. The Committee recommends certain policies, programs and specific actions regarding the compensation of the most highly compensated executives (referred to as "Key Executives") to all of the Independent Directors for final approval. This includes the compensation of the Named Executive Officers presented in the preceding compensation tables (see Tables I through IV on pages 12 to 15 above). For executives other than Key Executives (referred to herein as "Executives"), the Committee establishes the compensation policies and grants incentive awards and stock option grants.

The four main objectives of the executive compensation program are:

(1) To align compensation opportunities with stock-holder interests;

(2) To provide compensation which is competitive when compared to various markets in which the company competes for executive talent;

(3) To divide total compensation between annual and long-term components with a significant long-term performance related component; and

(4) To place a significant portion of compensation at risk subject to performance against objectives.

The Committee views stock options and other equity-related arrangements as key elements to focus executives on increasing shareholder value. Beginning in 1997 the company implemented a Stock Ownership Policy, which requires Key Executives to own a significant amount of company stock measured by a pre-established multiple of their respective base salaries.

In 2001 the Committee reviewed materials on competitive compensation levels from the company's primary executive compensation consulting firm and other such firms. Since the company competes in a marketplace for executive talent which is broader than the group of companies in the proxy peer group, the compensation program was compared to a broad sample principally comprised of Fortune 500 companies. The Committee concluded that the company's total compensation program continues to meet the objectives of the program.


ANNUAL COMPENSATION

BASE SALARY. In general, the company aligns base pay for Executives with the competitive market median for base pay. The pay review considers level of experience, individual performance compared with annually established financial and non-financial company, unit and individual objectives, and competitive market salary rates for similar positions.

ANNUAL INCENTIVE COMPENSATION ("ANNUAL INCENTIVES"). All Key Executives and Executives are eligible for Annual Incentives for achieving challenging financial, leadership and operational objectives that are established at the beginning of each year. Annual Incentives are expressed as a percentage of base salary ranging from 0% to a pre-established maximum target award. Less than the target award is paid for performance falling between a threshold performance level and the target. The target award is paid for meeting the pre-established objectives and the maximum award is paid for exceptional performance. No amount is paid for performance that falls below threshold expectations. To determine Annual Incentive awards, the Committee performs a detailed review of the company's, business unit's and the individual executive's performance for the year against objectives established at the beginning of the fiscal year.


LONG-TERM INCENTIVES

The company currently utilizes two principal types of long-term incentives: Cash Incentive Units ("CIUs") and stock options. The Committee uses these performance-driven components to link executive compensation to longer term internal company performance and to external market performance of the company's stock price.

CASH INCENTIVE UNITS. CIUs are granted only to Key Executives. Their value is based on the achievement of pre-established financial objectives over a three-year period. Amounts are paid only to the extent that the pre-established performance objectives are achieved. If the company's performance meets the pre-established target objectives, Key Executives earn $1.00 for each CIU granted. The value of CIUs is reduced proportionately to zero for performance falling below a threshold earnings per share growth rate. Payment reaches a maximum value of $2.00 for each CIU when the performance equals or exceeds the maximum performance levels.

For the three-year performance period ending on December 31, 2001, the payout for previously granted CIUs was $2.00 per unit.

STOCK OPTIONS. Stock options are granted to Key Executives and Executives with an exercise price equal to the market price of the stock on the date of grant. The potential future value of stock options is dependent solely upon the future increase in the price of the company's stock. Stock option award levels are based on each executive's position level and performance as well as the competitive level of option grants for comparably situated executives. Options typically have a ten-year exercise period, and typically become exercisable in installments during the first three years following their grant.

RESTRICTED STOCK. Annual grants of restricted stock are not presently part of the company's executive compensation program. However, grants of restricted stock may occur in the future as warranted by changing competitive conditions.


COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

The chief executive officer's compensation is based on the same compensation objectives and policies applicable to all Key Executives, and includes base salary, Annual Incentives, CIUs and stock option grants.

The Committee meets annually without the CEO and evaluates his performance compared with previously established financial and non-financial objectives. The Committee reaches a consensus and recommends an appropriate compensation adjustment to the Independent Directors for their approval. This meeting is an executive session of Independent Directors only.

Mr. Critelli's annual base salary was not increased in 2001. His annual incentive target award opportunity was increased to a more competitive level. Mr. Critelli's Annual Incentive payout for 2001 perform- ance was $1,065,000. The payout was based on the company's results from continuing operations and for exceeding expectations relative to challenging strategic objectives. In February 2001, Mr. Critelli was awarded 800,000 CIUs that are subject to the attainment of cumulative earnings per share and adjusted free cash flow objectives to be measured over the three-year performance period ending December 31, 2003. In 2001, the return on stockholder equity metric, formerly established to govern CIU payouts in previous performance periods, was replaced by an adjusted free cash flow metric to more closely align award payouts with business strategy.

Mr. Critelli was granted stock options in February 2001 to purchase 50,000 shares of company common stock, which represents the balance of shares for the total 2001 and 2002 grants that were granted on an accelerated basis in October 2000. Since the Pitney Bowes 1991 Stock Plan limits to 400,000 the annual maximum number of shares underlying options awarded to an individual, Mr. Critelli did not receive his total aggregate 2001 and 2002 awards in October 2000. These awards were recommended by the Committee and approved by the Independent Directors based on competitive award levels granted by comparator companies, the company's philosophy to link a greater portion of variable pay to annual and long-term business results, and the assessment that Mr. Critelli had made, and continues to make, significant contributions to the overall success of the company.

DEDUCTIBILITY OF COMPENSATION UNDER INTERNAL REVENUE CODE SECTION 162(m) Publicly traded corporations generally are not permitted to deduct compensation in excess of $1 million paid to certain top executives unless the compensation qualifies for an exception as "performance-based compensation." The company believes it has complied, and in the future generally intends to comply with the requirements for full deductibility wherever possible. The company will, however, weigh the benefits of compliance with Section 162(m) against the potential burdens of such compliance, and reserves the right to pay compensation that may not be fully deductible if it determines that it is in the company's best interest to do so. In this regard, it is the company's expectation that compensation under applicable incentive programs described herein will normally be performance-based compensation and thus qualify for deductibility under
Section 162(m).

The Executive Compensation Committee of the Board of Directors

James H. Keyes, Chair
Linda G. Alvarado
Colin G. Campbell
Herbert L. Henkel

SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

The incentive plans described above (see "Executive Officer Compensation" beginning on page 11), the Pitney Bowes Severance Plan, and Senior Executive Severance Policy provide for a period of continued income and continued benefit under grants made pursuant to such incentive plans to employees who are terminated by certain actions of the company. These provisions are also intended to encourage all employees, including the Named Executive Officers, to continue to carry out their duties in the event of the possibility of a Change of Control. "Change of Control" is defined in the Severance Plan, Senior Executive Severance Policy, and in the incentive plans as the acquisition of 20 percent or more of the company's common stock or 20 percent or more of the combined voting power of all voting securities by an individual, entity or group, or a change of more than a majority of the board other than by approval of the then-current board, or approval by the stockholders of a reorganization, merger, or dissolution of the company.

The Pitney Bowes Severance Plan as amended and restated January 1, 1999, provides for the payment of severance to employees, including the Named Executive Officers, whose employment with the company or any of its United States subsidiaries is terminated under certain circumstances (exclusive of a Change of Control). Severance will consist of a minimum of one week of pay for each full year of service (a fraction thereof for a partial year of service), with a minimum of two weeks' pay, and a maximum of two years' pay. The Severance Plan also provides that employees (exclusive of executives covered under the Senior Executive Severance Policy) whose employment is terminated or whose position, authority, pay or benefits are diminished within two years after a Change of Control will be entitled to severance pay on the basis of their position levels and seniority.

The Senior Executive Severance Policy, originally adopted by the board of directors in December, 1995, and amended and restated as of January 1, 2000, provides for the payment of severance to certain senior executive employees, including the Named Executive Officers, whose employment with the company is terminated within two years after a Change of Control. The Senior Executive Severance Policy provides that a covered employee whose employment is terminated, whose position, authority, pay or benefits are diminished or who is relocated within two years after a Change of Control, or who voluntarily terminates employment during the 30-day period immediately following the first anniversary of the date of the Change of Control, will be entitled to, among other things, severance pay in an amount equal to a multiple of the sum of the employee's annual base salary and highest Annual Incentive received in any of the three years preceding termination, and the continuation of certain welfare benefits for a period of time following termination of employment. The Policy provides for a multiple of three for certain senior executive employees covered by the Policy, including the Named Executive Officers. The Policy provides for a multiple of two for all other executives covered by the Policy.

The 1991 Stock Plan provides that, in the event of a Change of Control, outstanding options granted under the plan to any employee will become immediately and fully exercisable. The 1991 Stock Plan also provides that, in the event of a Change of Control, other outstanding stock-based incentives granted pursuant to the plan will become fully vested, with all performance objectives deemed fully satisfied except for transfer restrictions, if any, required for exempt treatment under Section 16 of the Securities Exchange Act of 1934, as amended, or any other applicable law.

Also, the KEIP provides that in the event of a Change of Control, Executives, including the Named Executive Officers, will have a vested right to Annual Incentives with respect to the year in which such Change of Control occurs and to CIUs which are then outstanding (in amounts to be determined as specified in the plan on the basis of relevant past performance of the individual executive, of his or her division and of the company, as applicable). Such Annual Incentives and CIU payments would be made shortly after the Change of Control, discount-ed to present value at the prime rate then in effect.

If any of these benefits, either alone or together with any other payments or benefits provided to covered senior executive employees, including a Named Executive Officer, would constitute an "excess parachute payment" subject to the 20 percent excise tax under certain provisions of the Internal Revenue Code, the Senior Executive Severance Policy provides that an additional payment would be made to each affected covered employee so that such excise tax is reimbursed on a net after-tax basis.

It is possible that no payments will ever be made pursuant to the foregoing; therefore, it is not possible to estimate the amount of any payments that may become due to any individual under the Senior Executive Severance Policy or either of the incentive plans in the event of a Change of Control.


PENSION BENEFITS

Effective September 1,1997, the company revised the Pension Plan such that the benefit payable under the Pension Plan is no longer a function solely of years of service and final average earnings. Under the revised formula, employees receive annual credits of a percentage of their earnings. The annual percentage ranges from 2% to 10% plus an additional 2% to 6% of such earnings in excess of the social security wage base and increases as the sum of age and years of service increases. "Earnings" for purposes of the plan, means the average of the five highest consecutive annual pay amounts during a participant's service with the company.

In connection with the adoption of revisions to the Pension Plan, various participants, including certain of the Named Executive Officers, will be eligible for certain "grandfather" and transition provisions that are intended to avoid undue impairment of any participant's pension as a result of the new formula. Certain long-service participants may be entitled to receive their benefit computed under the old formula, if greater than that computed under the new formula.

The annual pension benefit to which each of the Named Executive Officers would be entitled had he retired on December 31, 2001 (disregarding any limitation on vesting) expressed as a life annuity beginning at age 65 is as follows: Mr.
Critelli: $666,910; Mr. Martin: $154,171; Mr. Kissner: $51,773; Ms. Garrison:
$128,464; Mr. Nolop: $10,480; and Mr. Breslawsky: $578,682.


REPORT OF THE AUDIT COMMITTEE

The Audit Committee functions pursuant to a charter that was last amended and restated in October, 1999. As set forth in the charter, the role of the Committee is to oversee the company's financial reporting process. The board of directors, in its business judgment, has determined that all members of the Committee are "independent," as required by applicable listing standards of the New York Stock Exchange.

Management of the company is responsible for the preparation, presentation and integrity of the company's financial statements, the company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as currently in effect, and written confirmations from management with respect to information technology consulting services relating to financial information systems design and implementation services provided by the auditors, has considered whether the provision of information technology consulting services relating to financial information systems design and implementation and other non-audit services by the independent auditors to the company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditors' independence.

Based upon the review of information received and discussions as described in this report, the Committee recommended to the board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors

Michael I. Roth, Chair
Ernie Green
Herbert L. Henkel
James H. Keyes
David L. Shedlarz


PROPOSAL 2: APPOINTMENT OF INDEPENDENT ACCOUNTANTS FOR 2002

The Audit Committee of the board has recommended, and the board has approved for vote by stockholders, the continuation of PricewaterhouseCoopers LLP as the independent accountants for Pitney Bowes for 2002. PricewaterhouseCoopers LLP has no direct or indirect financial interest in Pitney Bowes or any of its subsidiaries.


AUDIT FEES

The aggregate fees billed by Pricewaterhouse-Coopers LLP for professional services rendered for the audit of the company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the company's Quarterly Reports on Form 10-Q for that fiscal year were $3.6 million.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The aggregate fees billed by Pricewaterhouse-Coopers LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001 were $1.2 million. These systems are components of the Enterprise-Wide Resource planning (ERP) initiative.


ALL OTHER FEES

The aggregate fees billed by Pricewaterhouse-Coopers LLP for services rendered to the company, other than the services described above for the fiscal year ended December 31, 2001, were $11.8 million. This amount is comprised of $5.7 million for consulting and information technology services related to the design and implementation of the non-financial system components of the ERP initiative; $2.7 million for audit-related services (fees associated with registration statements for the spin-off of Imagistics and for debt offerings, issuance of related consents and comfort letters, procedures performed in connection with certain acquisitions and audits of the company's benefit plans); $0.5 million for income tax compliance and related tax services; and $2.9 million for change management and business process re-engineering activities.


VOTE REQUIRED

Approval of the appointment of Pitney Bowes' independent accountants requires the affirmative vote of a majority of votes cast by the holders of common stock and $2.12 preference stock of the company present or represented by proxy and entitled to vote at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 2002.


PROPOSAL 3: AMENDMENT AND RESTATEMENT OF THE 1991 STOCK PLAN INTRODUCTION

At the annual meeting, the company's stockholders will be requested to consider and act upon a proposal to approve the amendment and restatement of the Pitney Bowes Amended and Restated 1991 Stock Plan (the "Plan"). The proposed amendments would provide for the authorization of an additional 12 million shares available for issuance under and in accordance with the terms of the Plan, the establishment of a new Plan term over which grants are authorized, and several other modifications relating to the treatment of stock options upon employee retirement, death or disability.

On February 11, 2002, the board of directors adopted the proposed amendment and restatement of the Plan, subject to approval by the company's stockholders. The purpose of the amendment authorizing additional shares is to provide for sufficient shares for issuance under the Plan to meet the needs of the company's executive compensation and broad-based global stock option programs for a period of approximately five years. The new Plan was designed to have an expiration date of December 31, 2009. This would have the effect of providing an additional period of three years beyond the five year target allocation period, to give the company flexibility in the time period over which the shares are utilized. The board of directors believes that the proposed amendment is desirable since it will serve to promote the company's interests and those of its stockholders by strengthening the company's ability to attract and retain employees who can make substantial contributions to the success of the company. The operation of the Plan will also facilitate equity ownership of the company by its key management and other employees, thereby providing them with a direct personal interest in the company's continued success, and in the market price of its stock.

The proposed amendments include a provision authorizing the board of directors or its delegate to establish, at the time of any option grant, the term during which the option may be exercised following retirement, death or disability of the optionee. Under the current Plan, all options granted on or after January 1, 1999 are exercisable for the full original term of the option without regard to the subsequent retirement, death or disability of the employee receiving the grant. This amendment is recommended in order to reflect more closely the prevailing competitive practices in the markets in which the company competes for talent.

If the proposed amendments to the Plan are approved by stockholders, the board of directors intends, with respect to future grants, to utilize the remaining shares previously authorized in respect of the Plan for future grants before utilizing the additional shares recommended for approval at the 2002 annual meeting.


DESCRIPTION

Set forth below is a summary of certain important features of the Plan and the proposed amendments. This description is qualified in its entirety by reference to the complete text of the Plan, including the proposed amendments, which is set forth as Annex 1 to this proxy statement and entitled "The Pitney Bowes Stock Plan Amended and Restated as of January 1, 2002."


PLAN PROVISIONS

The Plan provides that it shall be administered by a committee of members of the board of directors who are "disinterested persons" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or such other committee designated by the board of directors to administer the Plan (the "Committee"). Employees of the company and its affiliates are eligible for grants under the Plan. Such grants may consist of stock options, restricted stock, restricted stock units, dividend equivalents, or other stock-based grants, on terms and conditions determined by the Committee, including such terms and conditions as the number of shares subject to the grant, and the exercise price (if applicable), vesting schedule, and forfeiture provisions of the grant. Grants under the Plan have generally taken the form of stock options and restricted stock.

The exercise price of any option may not be less than 100% of the fair market value of the underlying stock on the date of grant. No outstanding option grant may be amended to change the exercise price to a price lower than the original exercise price except in the event of a stock dividend, spin-off, or other similar event, and only then to the extent necessary to prevent dilution or enlargement of the rights pertaining to the options.

Awards of restricted stock must bear a restriction of a minimum of three years if a tenure requirement is the sole restriction for earning the award. If performance goals are required to be met to earn the award, the restriction period must be for a minimum of one year. Only 30% of the total shares authorized under the Plan are issuable in the form of restricted stock awards. No grants of restricted stock have been made since 1997.

The total number of shares approved by the stockholders for issuance pursuant to the Plan was set at 3.2 million in 1991 (before adjustment for the stock splits that occurred in 1992 and 1997, respectively). In 1998, the stockholders approved an amendment authorizing an additional 18 million shares for issuance under the Plan. As of December 31, 2001, approximately 8.5 million shares remained available for grants of new awards under the Plan (after adjustment for the 1992 and 1997 stock splits).

The restated Plan's term is eight years from January 1, 2002. This means that shares authorized for the Plan may only be granted prior to or on December 31, 2009.


NEW PLAN BENEFITS

It cannot be determined at this time what grants, if any, will be made to any person or group of persons under the Plan if the amendment is approved by stockholders. If the amendment had been in effect for the last fiscal year, the amount of grants under the plan would not have differed from the grants actually made.

VOTE REQUIRED

Approval of the amendment and restatement of the 1991 Stock Plan requires the affirmative vote of a majority of votes cast by the holders of common stock and $2.12 preference stock of the company present or represented by proxy and entitled to vote at the annual meeting.

THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE PROPOSED AMENDMENT TO THE PLAN IS IN THE BEST INTERESTS OF ALL STOCKHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT. YOUR EXECUTED PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


ADDITIONAL INFORMATION

SOLICITATION OF PROXIES

In addition to the use of the mails, proxies may be solicited by the directors, officers, and employees of the company without additional compensation by personal interview, by telephone, or by electronic transmission. Arrangements may also be made with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of Pitney Bowes common and $2.12 preference stock held of record, and the company will reimburse such brokers, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred. The company has retained Georgeson Shareholder Communications Inc. to aid in the solicitation of proxies. The anticipated fee of such firm is $8,000 plus out-of-pocket costs and expenses. The cost of solicitation will be borne entirely by Pitney Bowes.


OTHER MATTERS

Management knows of no other matters which may be presented for consideration at the meeting. However, if any other matters properly come before the meeting, it is the intention of the individuals named in the enclosed proxy to vote in accordance with their judgment.

By order of the board of directors.

Amy C. Corn
Corporate Secretary

ANNEX 1

THE PITNEY BOWES STOCK PLAN

AMENDED AND RESTATED AS OF JANUARY 1, 2002

SECTION 1. PURPOSE.

The purposes of the Pitney Bowes Stock Plan, as amended and restated as of January 1, 2002 (the "Plan") are (1) to make available to key employees, certain compensatory arrangements related to the growth in value of the common stock of the Company so as to generate an increased incentive to contribute to the Company's future financial success and prosperity, (2) to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals whose efforts can affect the financial growth and profitability of the Company, and (3) to align generally the interests of key employees of the Company and its Affiliates with the interests of Pitney Bowes shareholders.

SECTION 2. DEFINITIONS.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b) "Award" shall mean any Option, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Other Stock-Based Award, Performance Award or Substitute Award, granted under the Plan.

(c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

(d) "Board of Directors" shall mean the Board of Directors of the Company as it may be composed from time to time.

(e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor code thereto.

(f) "Committee" shall mean the Board of Directors, excluding any director who is not a Non-Employee Director within the meaning of Rule 16b-3, or any such other committee designated by the Board of Directors to administer the Plan, which committee shall be composed of not less than the minimum number of members of the Board of Directors from time to time required by Rule 16b-3 or any applicable law, each of whom is a Non-Employee Director within the meaning of Rule 16b-3. The Board of Directors shall have the authority to delegate its duties under the Plan to the fullest extent permitted by Delaware law.

(g)    "Company" shall mean Pitney Bowes Inc., or any successor thereto.

(h) "Covered Award" means an Award, other than an Option or other Award with an exercise price per Share not less than the Fair Market Value of a Share on the date of grant of such Award, to a Covered Employee, if it is designated as such by the Committee at the time it is granted. Covered Awards are subject to the provisions of Section 13 of this Plan.

(i) "Covered Employees" means Participants who are designated by the Committee prior to the grant of an Award who are, or are expected to be at the time taxable income will be realized with respect to the Award, "covered employees" within the meaning of Section 162(m).

(j) "Dividend Equivalent" shall mean any right granted under Section 6(c) of the Plan.

(k)    "Employee" shall mean any employee of the Company or of any Affiliate.

(l) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods, or procedures as shall be established from time to time by the Committee.

(m)    "Incentive Stock Option" or "ISO" shall mean an option granted under
       Section 6(a) of the Plan that is intended to meet the requirements of
       Section 422 of the Code, or any successor provision thereto.

(n) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(o)    "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock
       Option.

(p) "Other Stock-Based Award" shall mean any Award granted under Section 6(d) of the Plan.

(q) "Participant" shall mean an Employee who is granted an Award under the Plan.

(r) "Performance Award" shall mean any Award granted hereunder that complies with Section 6(e)(ii) of the Plan.

(s) "Performance Goals" means one or more objective performance goals, established by the Committee at the time an Award is granted, and based upon the attainment of targets for one or any combination of the following criteria: operating income, revenues, return on operating assets, return on investment, economic value added, earnings per share, return on stockholder equity, adjusted free cash flow, stock price, achievement of cost control, or such other measure as the Committee may decide, of the Company or such subsidiary, division or department of the Company for or within which the participant is primarily employed. Performance Goals also may be based upon attaining specified levels of Company performance based upon one or more of the criteria described above relative to prior periods or the performance of other corporations. Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m).

(t) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(u) "Released Securities" shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.

(v) "Restricted Securities" shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(w) "Restricted Stock" shall mean any Share granted under Section 6(b) of the Plan.

(x) "Restricted Stock Unit" shall mean any right granted under Section 6(b) of the Plan that is denominated in Shares.

(y) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 as amended, or any successor rule and the regulation thereto.

(z) "Section 162(m)" means Section 162(m) of the Code or any successor thereto, and the Treasury Regulations thereunder.

(aa) "Share" or "Shares" shall mean share(s) of the common stock of the Company, $1 par value, and such other securities or property as may become the subject of Awards pursuant to the adjustment provisions of
       Section 4(c).

(bb) "Substitute Award" shall mean an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.

SECTION 3. ADMINISTRATION.

(a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:

       (i)    designate Participants;

       (ii) determine the type or types of Awards to be granted to each Participant under the Plan;

       (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

       (iv)   determine the terms and conditions of any Award;

       (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or to what extent, and under what circumstances Awards may be canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

       (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

       (vii) interpret and administer the Plan and any instrument or agreement relating to the Plan, or any Award made under the Plan, including any Award Agreement;

       (viii) establish, amend, suspend, or reconcile such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

       (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award, or any Award Agreement, shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any employee of the Company or of any Affiliate.

SECTION 4. SHARES AVAILABLE FOR AWARDS.

(a) Maximum Shares Available. The maximum number of Shares that may be issued to Participants pursuant to Awards under the Plan commencing on January 1, 2002 through December 31, 2009 shall be 20,499,195 (the "Plan Maximum"), subject to adjustment as provided in Section 4(c) below. Only 6,149,758 Shares may be issued pursuant to Awards of Restricted Stock and Restricted Stock Units under Section 6(b) of the Plan. Pursuant to any Awards, the Company may in its discretion issue treasury Shares or authorized but previously unissued Shares pursuant to Awards hereunder. For the purpose of accounting for Shares available for Awards under the Plan, the following shall apply:

       (i) Only Shares relating to Awards actually issued or granted hereunder shall be counted against the Plan Maximum. Shares corresponding to Awards that by their terms expired, or that are forfeited, canceled or surrendered to the Company without full consideration paid therefor shall not be counted against the Plan Maximum.

       (ii) Shares that are forfeited by a Participant after issuance, or that are reacquired by the Company after issuance without full consideration paid therefor, shall be deemed to have never been issued under the Plan and accordingly shall not be counted against the Plan Maximum.

       (iii) Awards not denominated in Shares shall be counted against the Plan Maximum in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan.

       (iv) Substitute Awards shall not be counted against the Plan Maximum, and clauses (i) and (ii) of this Section shall not apply to such Awards.

       The maximum number of Shares that may be the subject of Awards made to a single Participant in any one calendar year shall be 400,000.

(b) Shares Available for ISOs. The maximum number of Shares for which ISOs may be granted under the Plan shall not exceed the Plan Maximum as defined in Section 4(a) above, subject to adjustment as provided in
       Section 4(c) below.

(c) Adjustments to avoid dilution. Notwithstanding paragraphs (a) and (b) above, in the event of a stock dividend, split-up or combination of Shares, merger, consolidation, reorganization, recapitalization, spin-off or other change in the corporate structure or capitalization affecting the outstanding common stock of the Company, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or any Award, then the Committee may make appropriate adjustments to (i) the number or kind of Shares available for the future granting of Awards hereunder, both in aggregate and to any individual, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award; or if it deems such action appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Award; provided, however, that with respect to any ISO no such adjustment shall be authorized to the extent that such would cause the ISO to violate Code Section 422 or any successor provision thereto. The determination of the Committee as to the adjustments or payments, if any, to be made shall be conclusive.

SECTION 5. ELIGIBILITY.

Any Employee of the Company or of any Affiliate shall be eligible to be designated a Participant.

SECTION 6. AWARDS.

(a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine:

       (i) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee; provided, however, that except in the case of Substitute Awards, no Option granted hereunder may have an exercise price of less than 100% of Fair Market Value of a Share on the date of grant.

       (ii) TIMES AND METHOD OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; in no event, however, shall the period for exercising an Option extend more than 10 years from the date of grant. The Committee shall also determine the method or methods by which options may be exercised, and the form or forms (`including without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price), in which payment of the exercise price with respect thereto may be made or deemed to have been made.

       (iii) INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

       (iv) TERMINATION OF EMPLOYMENT. In the event that a Participant terminates employment or becomes disabled, Options granted hereunder shall be exercisable only as specified below:

              (A) DISABILITY, DEATH AND RETIREMENT. OPTIONS GRANTED ON OR AFTER JANUARY 1, 2002. On or after January 1, 2002, the Committee may in its discretion provide for an additional exercise period beyond the Participant's disability, death or retirement (but in any case not longer than the original option term) and may establish such vesting requirements relating to the Participant's disability, death and retirement as the Committee in its discretion may determine. Any additional exercise period beyond the Participant's disability, death or retirement (as contemplated by this paragraph) shall be set forth in the Participant's Option Award Agreement.

                     OPTIONS GRANTED ON OR AFTER OCTOBER 1, 2000 THROUGH DECEMBER 31, 2001. On or after October 1, 2000 through December 31, 2001, the Committee may in its discretion grant Options with such terms and conditions as it may determine pursuant to the Plan; provided, however, that such terms and conditions are not required to be consistent with Section 6(a)(iv)(A) as in effect prior to October 1, 2000 or Section 6(a)(iv)(B).

                     OPTIONS GRANTED ON OR AFTER JANUARY 1, 1999 THROUGH SEPTEMBER 30, 2000. If a Participant becomes disabled, dies or retires, any outstanding Option granted to such a Participant on or after January 1, 1999 through September 30, 2000, whether or not full or partial vesting has occurred with respect to such Option at the time of the disability, death or retirement, shall be exercisable during the ten (10) year period beginning on the date of grant (or during such shorter period if the original term is less than ten (10) years) even though the disability, death or retirement occurs prior to the last day of such option term. Any vesting requirements under the Option shall be deemed to be satisfied as of the date of disability, death or retirement.

                     OPTIONS GRANTED PRIOR TO JANUARY 1, 1999. If a Participant becomes disabled, dies or retires, any outstanding Option granted to a Participant prior to January 1, 1999, whether or not full or partial vesting has occurred with respect to such Option at the time of the disability, death or retirement, shall be exercisable for four (4) years (or during such shorter period if the remaining term of the Option is less than four (4) years) following the disability, death or retirement unless the Committee has in its sole discretion established a special exercise period following the occurrence of such events. Any vesting requirements under the Option shall remain in effect during the exercise period following the Participant's disability, death or retirement.

                     For purposes of the Plan, a Participant shall be considered to be "disabled" on the date he or she is determined to be totally disabled under the procedures and provisions of the Pitney Bowes Long Term Disability (LTD) Plan, irrespective of whether the Participant is eligible for benefits under the LTD Plan. In addition, for purposes of the Plan, a Participant shall be considered to retire on the date he or she terminates employment on or after attainment of age 55 with at least 10 years of company service, as determined under the Pitney Bowes Pension Plan. In the case of death, an Option may be transferred to the executor or personal representative of the Participant's estate or the Participant's heirs by will or the laws of descent and distribution.

              (B) TERMINATION FOR REASONS OTHER THAN DEATH, DISABILITY OR RETIREMENT. If a Participant terminates employment for reasons other than death, disability or retirement, any vested, unexercised portion of an Option at the time of the termination shall be forfeited in its entirety if not exercised by the Participant within three (3) months of the date of termination of employment, unless the

                     Committee has in its sole discretion established an additional exercise period (but in any case not longer than the original option term). Any portion of such partially vested Option that is not vested at the time of termination shall be forfeited unless the Committee has in its sole discretion established that a Participant may continue to satisfy the vesting requirements beyond the date of his or her termination of employment. Any outstanding Option granted to a Participant terminating employment other than for death, disability or retirement, for which no vesting has occurred at the time of the termination shall be forfeited on the date of termination and the Committee shall have no discretion to extend the exercise period of such Option.

              (C) SALE OF BUSINESS. In the event the "business unit" (defined as a division, subsidiary, unit or other delineation that the Committee in its sole discretion may determine) for which the Participant performs substantially all of his or her services is assigned, sold, outsourced or otherwise transferred, including an asset, stock or joint venture transaction, to an unrelated third party such that after such transaction the Company owns or controls directly or indirectly less than 51% of the business unit, the affected Participant shall become 100% vested in all outstanding Options as of the date of the closing of such transaction, whether or not fully or partially vested, and such Participant shall be entitled to exercise such Options during the three (3) months following the closing of such transaction, unless the Committee has in its sole discretion established an additional exercise period (but in any case not longer than the original option term). All Options which are unexercised at the end of such three (3) months shall be automatically forfeited.

              (D) CONDITIONS IMPOSED ON UNVESTED OPTIONS. Notwithstanding the foregoing provisions describing the additional exercise periods for Options upon termination of employment, the Committee may in its sole discretion condition the right of a Participant to exercise any portion of a partially vested Option for which the Committee has established an additional exercise period on the Participant's agreement to adhere to such conditions and stipulations which the Committee may impose, including, but not limited to, restrictions on the solicitation of employees or independent contractors, disclosure of confidential information, covenants not to compete, refraining from denigrating through adverse or disparaging communication, written or oral, whether or not true, the operations, business, management, products or services of the Company or its current or former employees and directors, including without limitation, the expression of personal views, opinions or judgements. The unvested Options of any Participant for whom the Committee has given an additional exercise period subject to such conditions subsequent as set forth in this Section 6(a)(iv)(D) shall be forfeited immediately upon a breach of such conditions.

              (E) FORFEITURE FOR GROSS MISCONDUCT. Notwithstanding anything to the contrary herein, any Participant who engages in Gross Misconduct, as defined herein, (including any Participant who may otherwise qualify for disability or retirement status) shall forfeit all outstanding, unexercised Options, whether vested or unvested, as of the date such Gross Misconduct occurs. For purposes of the Plan, Gross Misconduct shall be defined to mean (i) the Participant's conviction of a felony (or crime of similar magnitude in non-U.S. jurisdictions) in connection with the performance or nonperformance of the Participant's duties or (ii) the Participant's willful act or failure to act in a way that results in material injury to the business or reputation of the Company or employees of the Company.

              (F) VESTING. For purposes of the Plan, any reference to the "vesting" of an Option shall mean any events or conditions which, if satisfied, entitle a Participant to exercise an Option with respect to all or a portion of the Shares covered by the Option. The complete vesting of an Option shall be subject to Section 6(a)(iv)(E) hereof. Such vesting events or conditions may be set forth in the Notice of Grant or determined by the Committee.

           (G) SPIN OFF TRANSACTIONS. Notwithstanding anything to the contrary herein, including Section 6(a)(iv)(C) hereof, if a "business unit" (as defined in Section 6(a)(iv)(C) hereof) for which a Participant performs substantially all of his or her services is spun off by the Company or an Affiliate in a transaction that qualifies as a tax-free distribution of stock under Section 355 of the Code, the affected Participants shall not be considered to incur a termination of employment by reason of such spin-off transaction. Any unsatisfied vesting requirement of outstanding options granted to and held by affected Participants as of the effective date of the spin-off transaction shall continue to be required to be satisfied following such effective date based on employment with the spun-off business unit. In addition, outstanding Options shall remain exercisable and forfeitable in accordance with their original terms following the spin-off transaction, and affected Participants shall be considered to have terminated employment, retired or become disabled under the Plan upon terminating employment, retiring or becoming disabled from the spun off business unit. This Section 6(a)(iv)(G) shall be effective as of October 1, 2000 and shall apply to all Options (vested and unvested) outstanding on and after October 1, 2000.

(b) Restricted Stock and Restricted Stock Units. Subject to Section 4 hereof, the Committee is authorized to grant Awards of Restricted Stock and or Restricted Stock Units to Participants with the following terms and conditions.

       (i) RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, continued employment over a specified period or the attainment of specified Performance Goals, in accordance with Section 13), which restrictions may lapse separately or concurrently at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Notwithstanding the foregoing, (A) any Awards of Restricted Stock or Restricted Stock Units as to which the sole restriction relates to the passage of time and continued employment must have a restriction period of not less than three years and (B) any Award not described in Clause (A) must have a restriction period of not less than one year subject, in the case of both (A) and (B) to the proviso to Section 6(b)(iii) below.

       (ii) REGISTRATION. Any Restricted Stock granted under the Plan may be evidenced in such manner, as the Committee may deem appropriate, including without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

       (iii) TERMINATION OF EMPLOYMENT. Upon termination of employment of a Participant for any reason during the applicable restriction period, all Restricted Stock and all Restricted Stock Units, or portion thereof, still subject to restriction shall be forfeited and reacquired by the Company; provided, however, that in the event termination of employment is due to the death, total disability or retirement of the Participant, the Committee may waive in whole or in part any or all remaining restrictions with respect to Restricted Stock or Restricted Stock Units.

(c) Dividend Equivalents. The Committee may grant to Participants Dividend Equivalents under which the holders thereof shall be entitled to receive payments equivalent to dividends with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan, such Awards may have such terms and conditions, as the Committee shall determine.

       (i) TERMINATION OF EMPLOYMENT. Upon termination of the Participant's employment for any reason during the term of a Dividend Equivalent, the right of a Participant to payment under a Dividend Equivalent shall terminate as of the date of termination; provided, however, that in the event the Participant's employment terminates because of the death, total disability or retirement of a Participant the Committee may determine that such right terminates at a later date.

(d) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares (including without limitation securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such grants must comply with Rule 16b-3 and applicable law.

       (i) If applicable, Shares or other securities delivered pursuant to a purchase right granted under this Section 6(d) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including without limitation cash, Shares, other securities, other Awards or other property, or any combination thereof, as the Committee shall determine; provided, however, that except in the case of Substitute Awards, no derivative security (as defined in Rule 16b-3) awarded hereunder may have an exercise price of less than 100% of Fair Market Value of a Share on the date of grant.

       (ii) In granting any Stock-Based Award pursuant to this Section 6(d) the Committee shall also determine what effect the termination of employment of the Participant holding such Award shall have on the rights of the Participant pursuant to the Award.

(e) General. The following general provisions shall apply to all Awards granted hereunder, subject to the terms of the Plan or any Award Agreement.

       (i) AWARD AGREEMENTS. Each Award granted under this Plan shall be evidenced by an Award Agreement which shall specify the relevant material terms and conditions of the Award and which shall be signed by the Participant receiving such Award, if so indicated by the Award.

       (ii) PERFORMANCE AWARDS. Subject to the other terms of this Plan, the payment, release or exercisability of any Award, in whole or in part, may be conditioned upon the achievement of such Performance Goals during such performance periods as are specified by the Committee. (Hereinafter in this Section 6(e)(ii) the terms payment, pay, and paid also refer to the release or exercisability of a Performance Award, as the case may require.)

              (A) TERMS. The Committee shall establish the terms and conditions of any Performance Award including the Performance Goals to be achieved during any performance period, the length of any performance period, any event the occurrence of which will entitle the holder to payment, and the amount of any Performance Award granted.

              (B) FULFILLMENT OF CONDITIONS AND PAYMENT. The Committee shall determine in a timely manner whether all or part of the conditions to payment of a Performance Award have been fulfilled and, if so, the amount, if any, of the payment to which the Participant is entitled.

       (iii) RULE 16B-3 SIX MONTH LIMITATIONS. To the extent required in order to render the grant of an Award, the exercise of an Award or any derivative security, or the sale of securities corresponding to an Award, an exempt transaction under Section 16b of the Securities Exchange Act of 1934 only, any equity security granted under the Plan to a Participant must be held by such Participant for at least six months from the date of grant, or in the case of a derivative security granted pursuant to the Plan to a Participant, at least six months must elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings if any, assigned or attributed to them under Rule 16b-3.

       (iv) LIMITS ON TRANSFER OF AWARDS. No Award (other than Released Securities), and no right under any such Award shall be assignable, alienable, pledgeable, attachable, encumberable, saleable, or transferable by a Participant other than by will or by the laws of descent and distribution (or, in the case of Awards that are forfeited or canceled, to the Company); and any purported assignment, sale or transfer thereof shall be void and unenforceable against the Company or Affiliate. If the Committee so indicates in writing to a Participant, he or she may designate one or more beneficiaries who may exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant.

              Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

       (v) GIFT TRANSFERS. Notwithstanding Section 6(e)(iv) herein to the contrary, a Participant may transfer by gift the exercisable portion of an Option provided that the following conditions (A) through (G) are met:

              (A) The donees of the gift transfer are limited to Family Members and Family Entities;

              (B) The Option is not further transferable by gift or otherwise by such Family Member and Family Entity;

              (C) All rights appurtenant to the Option including exercise rights, are irrevocably and unconditionally assigned to the donee;

              (D) Transfers under this Section 6(e)(v) must meet all of the requirements under applicable provisions of the Code to be considered "gift" transfers.

              (E) Following the transfer, the donee is subject to the same terms and conditions under the Option as was the Participant;

              (F) The early exercise of the transferred Option shall be triggered if the Participant dies, becomes disabled, retires or terminates employment prior to the end of the Option term in accordance with Section 6(a)(iv) hereof.

              (G) For purposes of the Plan, the following definitions shall apply:

                     (1) Family Member means the Participant's natural or adopted child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, sister-in-law, nephew, niece (including by adoption) and any person sharing the Participant's household (other than a tenant or employee); and

                     (2) Family Entity means any trust in which the Participant has more than a 50% beneficial interest and any entity in which the Participant and/or a Family Member owns more than 50% of the voting interests.

       (vi) NO CASH CONSIDERATION FOR AWARDS. Awards may be granted for no cash consideration, or for such minimal cash consideration as the Committee may specify, or as may be required by applicable law.

       (vii) AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or, subject to Section 7(a), in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards. Performance Awards and Awards which are not Performance Awards may be granted to the same Participant.

       (viii) FORMS OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

       (ix) TERM OF AWARDS. Except as provided in Sections 6(a)(ii) or 6(a)(iv), the term of each Award shall be for such period as may be determined by the Committee.

       (x) SHARE CERTIFICATES. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. Unrestricted certificates representing Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock, Restricted Stock Units or any other relevant Award promptly after such related Shares shall become Released Securities.

SECTION 7. AMENDMENT AND TERMINATION OF AWARDS.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the following shall apply to all Awards.

(a) AMENDMENTS TO AWARDS. Subject to Section 6(b)(i), the Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, cancel or terminate, any Award heretofore granted without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that no such amendment, alteration, suspension, discontinuance, cancellation or termination that would be adverse to the holder of such Award may be made without such holder's consent. Notwith- standing the foregoing, the Committee shall not amend any outstanding Option to change the exercise price thereof to any price that is lower than the original exercise price thereof, except in connection with an adjustment authorized under Section 4(c).

(b) ADJUSTMENTS OF AWARDS UPON CERTAIN ACQUISITIONS. In the event the Company or an Affiliate shall issue Substitute Awards, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Substitute Awards granted under the Plan.

(c) ADJUSTMENTS OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or Awards in recognition of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan or an Award Agreement.

(d) CORRECTION OF DEFECTS, OMISSIONS, AND INCONSISTENCIES. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem desirable to effectuate the purposes of the Plan and the related Award.

SECTION 8. ACCELERATION UPON A CHANGE OF CONTROL.

In the event of a Change of Control (as defined in Section 8(b) below) the following shall apply:

(a)    Effect on Awards.

       (i) OPTIONS. In the event of a Change of Control, all Options outstanding on the date of such Change of Control shall become immediately and fully exercisable without regard to any vesting schedule provided for in the Option.

       (ii) RESTRICTED STOCK AND RESTRICTED STOCK UNITS. In the event of a Change of Control, all restrictions applicable to any Restricted Stock or Restricted Stock Unit shall terminate and be deemed to be fully satisfied for the entire stated restricted period of any such Award, and the total number of underlying Shares shall become Released Securities.

       (iii) DIVIDEND EQUIVALENTS. In the event of a Change of Control, the holder of any outstanding Dividend Equivalent shall be entitled to surrender such Award to the Company and to receive payment of an amount equal to the amount that would have been paid over the remaining term of the Dividend Equivalent, as determined by the Committee.

       (iv) OTHER STOCK-BASED AWARDS. In the event of a Change of Control, all outstanding Other Stock-Based Awards of whatever type shall become immediately vested and payable in an amount that assumes that the Awards were outstanding for the entire period stated therein, as determined by the Committee.

       (v) PERFORMANCE AWARDS. In the event of a Change of Control, Performance Awards for all performance periods, including those not yet completed, shall immediately become fully vested and payable in accordance with the following:

              (A) The total amount of Performance Awards conditioned on nonfinancial Performance Goals shall be immediately payable (or exercisable or released, as the case may be) as if the Performance Goals had been fully achieved for the entire performance period.

              (B) For Performance Awards conditioned on financial Performance Goals and payable in cash, the Committee shall determine the amount payable under such Award by taking into consideration the actual level of attainment of the Performance Goals during that portion of the performance period that had occurred prior to the date of the Change of Control, and with respect to the part of the performance period that had not occurred prior to the date of the Change of Control, the Committee shall determine an anticipated level of attainment taking into consideration available historical data and the last projections made by the Company's Chief Financial Officer prior to the Change of Control. The amount payable shall be the present value of the amount so determined by the Committee discounted using a factor that is the Prime Rate as established by J.P. Morgan Chase & Co. as of the date of the Change of Control.

       (vi)   The Committee's determination of amounts payable under this
              Section 8(a) shall be final. Except as otherwise provided in
              Section 8(a)(i), any amounts due under this Section 8(a) shall be paid to Participants within 30 days after such Change of Control.

       (vii) The provisions of this Section 8(a) shall not be applicable to any Award granted to a Participant if any Change of Control results from such Participant's beneficial ownership (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) of Shares or other Company common stock or Company voting securities as a participant in a transaction described in (b) below.

(b) Change of Control Defined. "A Change of Control" shall be deemed to have occurred if:

       (i) there is an acquisition, in any one transaction or a series of transactions, other than from Pitney Bowes Inc., by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of beneficial ownership (within the meaning of Rule 13(d)(3) promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of Pitney Bowes Inc. entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by Pitney Bowes Inc. or any of its subsidiaries, or any employee benefit plan (or related trust) of Pitney Bowes Inc. or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of Pitney Bowes Inc. immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of Pitney Bowes Inc. entitled to vote generally in the election of directors, as the case may be; or

       (ii) individuals who, as of January 1, 2002, constitute the Board (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to January 1, 2002, whose election, or nomination for election by Pitney Bowes stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Pitney Bowes Inc. (as such terms are used in Rule 14(a)(11) or Regulation 14A promulgated under the Exchange Act); or

       (iii) there occurs either (A) the consummation of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of Pitney Bowes Inc. immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or (B) an approval by the stockholders of Pitney Bowes Inc. of a complete liquidation or dissolution of Pitney Bowes Inc. or of the sale or other disposition of all or substantially all of the assets of Pitney Bowes Inc.

SECTION 9. AMENDMENT OR TERMINATION OF THE PLAN.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan, including without limitation any such action to correct any defect, supply any omission or reconcile any inconsistency in the Plan, without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or Person; provided that any such amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award heretofore granted shall not be effective without the approval of the affected Participant(s); and provided further, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation or termination shall be made that would increase the total number of Shares available for Awards under the Plan, except as provided in
Section 4 hereof.

SECTION 10. GENERAL PROVISIONS

(a) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

(b) Withholding. The Company or any Affiliate may withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

(c) No Limit on Other Compensation Agreements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

(d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Connecticut and applicable Federal law.

(f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h) No Fractional Shares. No fractional Share shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 11. EFFECTIVE DATE OF THE PLAN AND APPLICATION OF 1991 PLAN.

The Plan was approved by the Board of Directors on February 11, 2002 and shall have an effective date of January 1, 2002, subject to approval of the Plan by the stockholders of the Company at the May 2002 stockholders' meeting. Notwithstanding the foregoing, Plan provisions that contain an effective date other than January 1, 2002 shall be governed by such other effective date.

SECTION 12. TERM OF THE PLAN.

No Award shall be granted under the Plan after December 31, 2009. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee hereunder to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

SECTION 13. PARTICIPANTS SUBJECT TO SECTION 162(m)

(a) The provisions of this Section 13 shall be applicable to all Covered Awards. Covered Awards shall be made subject to the achievement of one or more preestablished Performance Goals, in accordance with procedures to be established by the Committee from time to time. Notwithstanding any provision of the Plan to the contrary, the Committee shall not have discretion to waive or amend such Performance Goals or to increase the number of Shares subject to Covered Awards or the amount payable pursuant to Covered Awards after the Performance Goals have been established; provided, however, that the Committee may, in its sole discretion, reduce the number of Shares subject to Covered Awards or the amount which would otherwise be payable pursuant to Covered Awards; and provided, further, that the provisions of Section 8 shall override any contrary provision of this Section 13.

(b) No shares shall be delivered and no payment shall be made pursuant to a Covered Award unless and until the Committee shall have certified in writing that the applicable Performance Goals have been attained.

(c) The Committee may from time to time establish procedures pursuant to which Covered Employees will be permitted or required to defer receipt of amounts payable under Awards made under the Plan.

(d) Notwithstanding any other provision of the Plan, for all purposes involving Covered Awards, the Committee shall consist of at least two members of the Board of Directors, each of whom is an outside director" within the meaning of Section 162(m).

                                     STAMFORD FACILITIES

                                     1 MAIN PLANT      WALTER H. WHEELER JR. DR.
                                     2 BARRY PLACE     23 BARRY PLACE
                                     3 WORLD HEADQUARTERS       1 ELMCROFT RD.

                                 [MAP OMITTED]


DIRECTIONS:

NORTHBOUND ON I-95

Please take Exit 7 (Greenwich Avenue) and proceed through the first intersection to next traffic light, where you should turn right onto Washington Boulevard. Continue 1/2 mile to stop sign. Turn left onto South Pacific Street and take immediate right onto Dyke Lane. At the end of Dyke Lane, turn left onto Elmcroft Road. Please park where indicated.

SOUTHBOUND ON I-95

Please take Exit 7 (Atlantic Street) and stay in the middle lane. At the third traffic light, turn left onto Washington Boulevard. Continue 1/2 mile to stop sign. Turn left onto South Pacific Street and take immediate right onto Dyke Lane. At the end of Dyke Lane, turn left onto Elmcroft Road. Please park where indicated.

FROM THE MERRITT PARKWAY

Please take Exit 34 (Long Ridge Road). Turn south onto Long Ridge Road. Follow Long Ridge Road for approximately 2 miles to Cold Spring Road and turn right onto Cold Spring Road. Bear left onto Washington Boulevard and follow to the end (approximately 2 miles under railroad and I-95). At stop sign make a left turn onto South Pacific Street and take an immediate right onto Dyke Lane. At the end of Dyke Lane, turn left onto Elmcroft Road. Please park where indicated.

          PROXY SOLICITED ON BEHALF OF PITNEY BOWES BOARD OF DIRECTORS
                DIRECTION TO MERRILL LYNCH TRUST COMPANY, TRUSTEE
                   ANNUAL MEETING OF STOCKHOLDERS MAY 13, 2002

P Michael J. Critelli, Bruce P. Nolop, Amy C. Corn, or any of them, with R power of substitution, are hereby appointed proxies of the undersigned to O vote all common stock and $2.12 convertible preference stock of Pitney X Bowes Inc. owned by the undersigned at the annual meeting of stockholders Y to be held in Stamford, Connecticut, on May 13, 2002, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting, upon such business as may properly come before the meeting, including the items as specified on the reverse side.

       The undersigned, if a participant in the Pitney Bowes Inc. Deferred Investment Plan (the "Plan"), directs Merrill Lynch Trust Company, Trustee, to vote all Pitney Bowes common stock allocated to his or her account, as indicated on the reverse side, at the annual meeting of stockholders to be held in Stamford, Connecticut, on May 13, 2002, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting, upon such business as may properly come before the meeting, including items as specified on the reverse side.

       All  shares  of $2.12  convertible  preference  stock  and  common  stock registered in your name, held for your benefit in the dividend reinvestment plan and/or held for your benefit in the Deferred Investment Plan are shown on this card. The shares represented hereby will be voted in accordance with the directions given by the stockholder. If a properly signed proxy is returned without choices marked, and if not otherwise directed, the shares represented by this proxy registered in your name and/or held for your benefit in the dividend reinvestment plan will be voted FOR Items 1, 2 and 3. If a properly signed direction card regarding Deferred Investment Plan shares is returned without choices marked, and if not otherwise directed, the shares represented by the voting direction card will be voted, with respect to Items 1 through 3, in the same proportion indicated by the voting instructions given by participants in the Plan.

       In their discretion, the Proxies and/or the Trustee, as the case may be, are authorized to vote upon such other business as may properly come before the meeting, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting.

       Please mark, date and sign, and return promptly this proxy in the enclosed envelope, which requires no postage if mailed in the U.S.A., or vote via telephone or Internet as described below.

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------


                (Continued, and to be signed, on the other side)
--------------------------------------------------------------------------------
                           ^ Fold and Detach Here ^



                              [LOGO] PITNEY BOWES


                             YOUR VOTE IS IMPORTANT!


                       You can vote in one of three ways:


1.     Log on the Internet and go to the web site http://www.eproxyvote.com/pbi


2. Call toll free 1-877-PRX-VOTE (1-877-779-8683) from the U.S. and Canada or dial 201-536-8073 from other countries on a Touch Tone telephone.

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

--------------------------------------------------------------------------------

                          BRING THIS ADMISSION TICKET
                             WITH YOU IF ATTENDING
                                  THE MEETING
--------------------------------------------------------------------------------

[X]  Please mark your votes                                            |   3509
     as in this example.                                               +--

   This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR Items 2 and 3.

--------------------------------------------------------------------------------
                Directors Recommend a Vote FOR Items 1, 2 and 3.
--------------------------------------------------------------------------------

                         FOR           WITHHELD          Nominees:

1. Election of           [_]             [_]             01. Michael J. Critelli
   Directors                                             02. Herbert L. Henkel
                                                         03. Michael I. Roth
                                                         04. Robert E. Weissman

(Write a nominee's name on the space provided below to withhold authority to vote for that individual nominee.)

------------------------------------
                                                  FOR      AGAINST    ABSTAIN

Item 2-Appointment of PricewaterhouseCoopers      [_]        [_]        [_]
LLP as independent accountants for 2002.

Item 3-Amendment and Restatement of the 1991      [_]        [_]        [_]
Stock Plan.

     SPECIAL ACTIONS

Discontinue Annual Report Mailing for this Account                      [_]

Mark here if you plan to attend the Annual Meeting.                     [_]

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SIGNATURE(S)                                                 DATE

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^


                               PITNEY BOWES INC.

Dear Stockholder:

     You can vote your shares through the Internet, by telephone or you can mail in the proxy card.If you vote by Internet or by telephone, you need not return the proxy card.

     To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

     1.   To vote over the Internet:

          o    Log   on   to   the   Internet   and   go   to   the   web   site
               http://www.eproxyvote.com/pbi

     2.   To vote over the telephone 24 hours a day, 7 days a week:

          o On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683) from the U.S. and Canada.

          o    Outside the U.S. and Canada call 201-536-8073.

     Your telephone or Internet vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

     If you choose to vote your shares via telephone or Internet, there is no need for you to mail back your proxy card.


                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.
--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^


     (Bring this ticket with you if attending the meeting)

                                                ADMISSION TICKET

                                                Pitney Bowes Inc. Annual Meeting
                                                of Stockholders

                                                Monday, May 13, 2002
                                                9:00 a.m., local time
                                                Pitney Bowes World Headquarters
                                                One Elmcroft Road
                                                Stamford, Connecticut 06926-0700